Exhibit 10.22
EXECUTION COPY
ADNEXUS THERAPEUTICS, INC.
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     This Second Amended and Restated Investor Rights Agreement (this “Agreement”) dated as of July 11, 2007 is entered into by and among Adnexus Therapeutics, Inc., a Delaware corporation (the “Company”), the Purchasers (as defined below), the Common Stockholders (as defined below), General Electric Capital Corporation (“GE’) and Comerica Bank (“Comerica”).
Recitals
     WHEREAS, the Series A Purchasers (as defined below) acquired an aggregate of 57,592,003 shares of Series A Convertible Preferred Stock of the Company (“Series A Preferred”) pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement dated as of March 31, 2003, as amended December 15, 2004, by and among the Company and the parties named therein (the “Series A Purchasers”);
     WHEREAS, the Series B Purchasers (as defined below) acquired an aggregate of 336,952,459 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred”) pursuant to the terms of a Series B Convertible Preferred Stock Purchase Agreement dated as of May 10, 2006, by and among the Company and the parties named therein (the “Series B Purchasers”);
     WHEREAS, the Series C Purchasers (as defined below) are acquiring an aggregate of up to 77,500,000 shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred”) pursuant to the terms of a Series C Convertible Preferred Stock Purchase Agreement dated as of July 11, 2007 (the “Purchase Agreement”), by and among the Company and the Series C Purchasers;
     WHEREAS, on December 16, 2003, the Company issued to GE 1,600,000 shares of Series A Preferred;
     WHEREAS, on December 16, 2003, the Company entered into a Loan and Security Agreement with Comerica, pursuant to which the Company issued a warrant (the “Warrant”) for the purchase of up to 133,334 shares of Series A Preferred;
     WHEREAS, the Company, the Series A Purchasers, the Series B Purchasers, the Common Stockholders, GE and Comerica are parties to an Amended and Restated Investor Rights Agreement, dated as of June 14, 2006 (the “Old Investor Rights Agreement”); and
     WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) the Purchasers’ right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following respective meanings:
          “Accredited Investor” shall mean an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
          “Affiliated Party” means with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.
          “Atlas Entities” means Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, Atlas Venture Entrepreneurs’ Fund V, L.P., Atlas Venture Fund VI, L.P., Atlas Venture Entrepreneurs’ Fund VI, L.P., Atlas Venture Fund VI GmbH & Co. KG and any Affiliated Party of any of the foregoing.
          “Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.
          “Basic Amount” means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Qualified Purchaser (assuming the conversion into Common Stock of all shares of convertible preferred stock then held by such Qualified Purchaser) immediately prior to the issuance of such Offered Securities and the denominator of which is the total number of shares of Common Stock outstanding (assuming the conversion into Common Stock of all outstanding shares of convertible preferred stock) immediately prior to the issuance of such Offered Securities.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
          “Common Stock” means the common stock, $.001 par value per share, of the Company.
          “Common Stockholders” means certain individuals listed on Exhibit B attached hereto.

          “Common Stockholders’ Shares” means the shares of Common Stock held by Common Stockholders.
          “Company” has the meaning ascribed to it in the introductory paragraph hereto.
          “Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in each case any such merger or consolidation involving the Company or a Company Subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation in substantially the same proportions at least 51% by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or (b) the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company).
          “Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.
          “Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
          “Flagship Entities” means Applied Genomic Technology Capital Fund, L.P., AGTC Advisors Fund, L.P., NewcoGen Group LLC, NewcoGen Equity Investors LLC, NewcoGen PE LLC, NewcoGen Elan LLC, ST NewcoGen LLC, NewcoGen Long Reign Holding LLC and any Affiliated Party of any of the foregoing.
          “HBM Entity” means HBM BioVentures (Cayman) Ltd.
          “Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.
          “Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

          “Initiating Holders” means the Purchasers initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.
          “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.
          “Investor Director” means a member of the Board of Directors designated solely by any of the Flagship Entities, the Polaris Entities, the Atlas Entities, the Venrock Entities or the HBM Entity pursuant to that certain Second Amended and Restated Stockholders’ Voting Agreement, dated as of the date hereof.
          “Notice of Acceptance” means a written notice from a Purchaser to the Company containing the information specified in Section 3.1(b).
          “Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).
          “Offered Securities” means (i) any shares of Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company.
          “Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.
          “Polaris Entities” means Polaris Venture Partners IV, L.P., Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. and any Affiliated Party of any of the foregoing.
          “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Purchase Agreement” has the meaning ascribed to it in the recitals hereto.
          “Purchasers” means the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and GE.
          “Qualified Public Offering” shall mean a public offering of shares of Common Stock pursuant to an effective Registration Statement at a price to the public of at least $.35 per share and resulting in at least $40,000,000 of gross proceeds to the Company.
          “Qualified Purchaser” means a Significant Holder that is an Accredited Investor.

          “Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.1.
          “Registrable Shares” means (a) the Common Stockholders’ Shares, (b) the shares of Common Stock issued or issuable upon conversion of the Shares, (c) the shares of Common Stock issued or issuable upon exercise of that certain warrant to purchase shares of Common Stock issued to GE on September 25, 2003, (d) the shares of Common Stock issued or issuable upon exercise of that certain warrant or warrants issued to Comerica pursuant to that certain Loan and Security Agreement dated as of December 16, 2003, (e) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities acquired by the Purchasers pursuant to Section 3 of this Agreement or pursuant to the Second Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Purchasers and certain other parties thereto dated as of the date hereof and (f) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 6, to the rights under this Agreement or (iii) with respect solely to the Common Stockholders’ Shares, at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(k) under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.
          “Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders holding a majority of the Registrable Shares to be sold in such offering to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).
          “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).
          “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          “Selling Stockholder” means any Stockholder owning Registrable Shares included in a Registration Statement.
          “Series A Purchasers” has the meaning ascribed to it in the introductory paragraph hereto and shall include all Affiliates of a Purchaser who hold shares of Series A Preferred Stock.
          “Series B Purchaser” has the meaning ascribed to it in the introductory paragraph hereto and shall include all Affiliates of a Purchaser who hold shares of Series B Preferred Stock.
          “Series C Purchaser” means an individual or entity who purchases shares of Series C Preferred on or prior to the date hereof pursuant to the Purchase Agreement.
          “Shares” means (i) Series A Preferred issued to the Series A Purchasers, (ii) Series B Preferred issued to the Series B Purchasers and (iii) Series C Preferred issued to the Series C Purchasers pursuant to the terms of the Purchase Agreement; provided, however, that for purposes of exercising rights under this Agreement, Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser.
          “Significant Holder” means a Purchaser who is the record owner of at least 250,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement).
          “Special Registration Statement” means a Registration Statement filed pursuant to Section 2.1, or a Registration Statement on Form S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public.
          “Stockholders” means (i) the Common Stockholders, the Purchasers and any persons or entities to whom the rights granted under this Agreement are transferred by a Purchaser or its successors or assigns pursuant to Section 6.1 hereof and (ii) for purposes of Sections 1, 2, 6 and 7 only, Comerica and GE.
          “Undersubscription Amount” means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.
     2. Registration Rights.
          2.1 Required Registrations.
               (a) At any time after six months following the closing of the Initial Public Offering, a Stockholder or Stockholders (excluding the Common Stockholders) holding in the aggregate at least a majority of the Registrable Shares held by all such Stockholders (or a lesser percentage if the total value of the Registrable Shares requested to be registered is at least $7,500,000) may request, in writing, that the Company effect the registration on Form S-1 or

Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders.
               (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders (excluding the Common Stockholders) holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $1,000,000 (based on the market price on the date of such request).
               (c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).
               (d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Stockholder’s participation in such underwriting on the terms thereof, and (ii) all Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering. If any Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 2.1 or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms thereof applicable to the Stockholders. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by officers or directors of the Company, Other Holders and Common Stockholders shall be first excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required after all such shares have been excluded, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any such stockholder would thus be entitled to include more shares than such stockholder requested to be registered, the excess shall be allocated among other participating stockholders pro rata in the manner described in the preceding sentence. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.
               (e) The Company shall not be required to effect more than two registrations pursuant to Section 2.1(a), or more than two registrations per year pursuant to Section 2.1(b). For purposes of this Section 2.1(e), a Registration Statement shall not be counted for purposes of this Section 2.1(e) until such time as such Registration Statement has been declared effective by the Commission and at least 25% of the Registrable Shares requested to be included shall have been sold (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4).
               (f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has fixed plans to engage within 30 days of the request in a registered public offering as to which the Initiating Holders may include Registrable Shares pursuant to Section 2.2. or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be materially adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 24-month period.
               (g) The Company will not file with the Commission any other registration statement with respect to its Common Stock other than a Special Registration Statement, whether for its own account or that of Other Holders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.1 until the completion of the period of distribution of the registration contemplated thereby.
          2.2 Incidental Registration.
               (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Special Registration Statement) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so; provided, that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2.2(b). Upon the written request of any Stockholder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Stockholder.
               (b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Stockholder to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Stockholder’s participation in such underwriting on the terms thereof and (ii) all Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Board of Directors of the Company. If any Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company and its underwriters shall allocate the number of Registrable Shares requested to be registered by each of the holders thereof as follows: (i) first, to the Company; (ii) second, to the Purchasers who have elected to participate in such offering, pro rata according to the number of Registrable Shares held by each such Purchaser; (iii) third, to the Common Stockholders who have elected to participate in such offering, pro rata according to the number of Registrable Shares held by each such Common Stockholder, (iv) fourth, to the other holders of Registrable Shares (other than the Purchasers and Common Stockholders) who have elected to participate in such offering, pro rata according to the number of Registrable Shares held by each such holder; and (v) thereafter, to the extent additional securities may be included in such offering, to any other holders of Company securities other than Registrable Shares; provided, however, that no such reduction shall reduce the amount of securities of the Purchasers included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Shares of the Purchasers may be excluded in accordance with the immediately preceding clause. If any Stockholder or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders and Other Holders pro rata in the manner described in the preceding sentence.
          2.3 Registration Procedures.
               (a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                    (i) as expeditiously as possible prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible and remain effective in accordance with paragraph (ii) below;
                    (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold (or, in the case of a firm commitment underwritten offering, until each underwriter has completed the distribution of all securities purchase by it);
                    (iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;
                    (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;
                    (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
                    (vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;
                    (vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
                    (viii) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration

Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;
                    (ix) As expeditiously as possibly, notify each Selling Stockholder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
                    (x) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop or to obtain its withdrawal if such stop order should be issued.
               (b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.
          2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.
          2.5 Indemnification and Contribution.
               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the

Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.
               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

               (c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except and only to the extent that the Indemnifying Party is adversely prejudiced by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
               (e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.
          2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.
          2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
          2.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Stockholder, if requested by the Company and the managing underwriter of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), without the consent of such underwriter, held by such Stockholder for a period of up to 180 days following the effective date of the Registration Statement for the Initial Public Offering; provided, that all Other Holders, all stockholders of the Company then holding at least 5% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements; and provided further that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Registrable Shares from such lock-up.

     The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.
     Any Stockholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
          2.9 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Purchasers holding at least two-thirds of the Registrable Shares then held by all Purchasers, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.
          2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:
               (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;
               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
               (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.
          2.11 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earlier of (i) five years after the closing of the Initial Public Offering or (ii) the date on which no Stockholder holds any Registrable Shares.
     3. Right of First Refusal.
          3.1 Rights of Purchasers to Acquire Offered Securities.

               (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Purchaser an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s Basic Amount and (B) such Qualified Purchaser’s Undersubscription Amount.
               (b) To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Act and indicating the portion of the Qualified Purchaser’s Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase. If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.
               (c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) set forth in the Offer.
               (d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a).
               (e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.
               (f) The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.
               (g) Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.
               (h) The rights of the Qualified Purchasers under this Section 3.1 shall not apply to:
                    (i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;
                    (ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;
                    (iii) the issuance of 103,533,435 (or such higher number as may be approved by the Board of Directors of the Company, including a majority of the Investor Directors) shares of Common Stock, or options with respect thereto, to employees, directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company and by a majority of the Investor Directors;
                    (iv) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity approved by the Board of Directors of the Company and by a majority of the Investor Directors;
                    (v) the issuance of shares of Common Stock by the Company in a Qualified Public Offering;

                    (vi) the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with any present or future strategic partnerships, technology licenses or borrowing, line of credit, leasing or similar financing arrangement approved by the Board of Directors of the Company and by a majority of the Investor Directors; or
                    (vii) the issuance of shares of Series C Preferred pursuant to the Purchase Agreement.
          3.2 Termination. This Section 3 shall terminate upon the closing of a Qualified Public Offering.
     4. Covenants. So long as at least 2,000,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are outstanding, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary.
          4.1 Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, appropriate reserves with respect thereto.
          4.2 Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable.
          4.3 Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.
          4.4 Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          4.5 Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as the Company deems reasonably necessary or advisable for it to conduct its business.
          4.6 Inspection. The Company shall permit each Significant Holder, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.
          4.7 Financial Statements and Other Information. The Company shall deliver to each Significant Holder:
               (a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;
               (b) within 30 days after the end of each of its fiscal quarters, its unaudited balance sheet as at the end of such quarter and its unaudited statements of income for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter, setting forth in comparative form its projected financial statements for the corresponding periods for the current fiscal year;
               (c) within 30 days after the end of each month (other than the last month of any fiscal year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company’s projected financial statements for the corresponding periods for the current fiscal year;
               (d) prior to the commencement of each new fiscal year, an operating plan and projected financial statements for such fiscal year; and
               (e) with reasonable promptness, such other information and data as such Significant Holder may from time to time reasonably request.
     The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (b) and (c) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.
          4.8 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.
          4.9 Agreements with Employees; Options; Stock Incentive Plan.
               (a) The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements substantially in the form of Exhibit H to the Purchase Agreement and shall require all individuals employed at or above the director level or whose responsibilities are technical in nature to enter into non-competition agreements substantially in the form of Exhibit I to the Purchase Agreement, or such other form as may be approved by the Board of Directors of the Company and by a majority of the Investor Directors.
               (b) The Company will not, without the approval of the Board of Directors of the Company and by a majority of the Investor Directors, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company and any officer of the Company.
               (c) Unless otherwise approved by the Board of Directors of the Company and by a majority of the Investor Directors, all options or restricted stock granted or issued by the Company shall become exercisable at the rate of 25% on the first anniversary of grant or issue and 2.0833% per month thereafter over the subsequent three years so long as the holder continues to be an employee or consultant of the Company.
          4.10 Board of Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof or any other meeting or events attended on behalf of the Company or at the Company’s request. The Board of Directors shall meet at least eight times per year, unless otherwise agreed by a majority of the members of the Board of Directors, including the Investor Directors.
          4.11 Insurance. The Company shall, upon the request of a majority of the Investor Directors, obtain and maintain director and officer liability insurance for each of its directors and officers in an amount to be determined by the Board of Directors of the Company.
          4.12 Related Party Transactions. The Company shall not enter into any agreement with any officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company’s Board of Directors having no interest in such agreement or arrangement.
          4.13 Executive Compensation. The approval of the Board of Directors of the Company and a majority of the Investor Directors shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.
          4.14 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.
          4.15 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.
          4.16 U.S. Real Property Holding Corporation. If at any time the Company shall become a United States real property holding corporation, it shall notify the Purchasers of such event as promptly as practicable. The Company will promptly provide to the Purchasers upon request a statement described in Treasury Regulation §1.897-2(h) pursuant to Treasury Regulation §1.1445-5(b)(4)(iii).
          4.17 Negative Covenants. So long as at least 2,000,000 Shares are outstanding (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement), the Company shall not, without prior written consent of either (i) the Board of Directors of the Company, including at least two of the Investor Directors, or (ii) the holders of not less than 66 2/3% of the then outstanding Shares:
               (a) sell or grant an exclusive license to any of the Company’s or any Company Subsidiary’s material intellectual property rights;
               (b) incur any indebtedness in excess of $100,000 in the aggregate, which indebtedness is not covered by the Company’s annual budget;
               (c) organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned (directly or indirectly) by the Company;
               (d) acquire, directly or indirectly (including through a Company Subsidiary), (1) all or substantially all of the properties or assets of any other person, company or entity or (2) any investment in the securities of any other person, company or entity (other than short-term marketable obligations issued or guaranteed by the United States of America with any commercial bank or trust company); or

               (e) guarantee, or permit any Company Subsidiary to guarantee, directly or indirectly, any indebtedness or obligations except for trade accounts of any Company Subsidiary arising in the ordinary course of business.
          4.18 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and By-Laws, each as amended, shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.
          4.19 Qualified Small Business. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as “Qualified Small Business Stock,” so long as the Company’s Board of Directors determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code.
          4.20 Termination of Covenants. All covenants of the Company contained in this Section 4 (other than the provisions of Section 4.11), shall terminate upon the closing of a Qualified Public Offering.
     5. Confidentiality. Each Purchaser agrees it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Purchaser), (ii) is or has been independently developed or conceived by the Purchaser without use of the Company’s Confidential Information or (iii) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5, (c) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Purchaser, provided that such person is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Purchasers, or (d) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.
     6. Transfers of Rights; Calculation of Share Numbers.
          6.1 This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which at least 250,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are transferred by such Purchaser, (b) to any Affiliated Party of such Purchaser, or (c) any person or entity which is a partner, member or shareholder of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement to the same extent as the transferor. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Purchaser, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 to the same extent as if such transferee were a Purchaser hereunder and no Purchaser shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8.
          6.2 In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons), and such Purchaser may allocate the total number of Shares among such Purchaser and its affiliated entities in such proportions as they may elect in their sole discretion.
     7. General.
          7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
          7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).
          7.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
     If to the Company, at 100 Beaver Street, Suite 300, Waltham, MA 02453, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Steven D. Singer, Esq.;

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, and if to Venrock Associates with a copy to Cooley Godward LLP, One Freedom Square, Reston Tower Center, 11951 Freedom Drive, Reston, VA 21090-5656, Attention: Ryan E. Naftulin, Esq., and if to a holder of Series A Preferred, with a copy to Nutter McClennen & Fish LLP, World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210, Attention: Richard N. Kimball, Esq.;
     If to a Common Stockholder, at his or her address set forth on Exhibit B, or at such other address as may have been furnished in writing by such Common Stockholder to the other parties hereto; or
     If to GE, at General Electric Capital Corporation, 401 Merritt 7, Suite 23, Norwalk, CT 06851-1177, Attention: Risk Manager.
     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.
          7.5 Complete Agreement; Waiver Under Old Investor Rights Agreement. The Company and the holders of at least 66 2/3% of the voting power of the Shares held by the Purchasers (as defined in the Old Investor Rights Agreement) hereby (A) agree that, as of the date of this Agreement, (i) the Old Investor Rights Agreement is hereby amended in its entirety by this Agreement, (ii) the provisions of the Old Investor Rights Agreement shall no longer be of any force or effect and (iii) this Agreement constitutes the only agreement, contract or understanding among the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, Comerica, GE and the Common Stockholders relating to all or part of the subject matter of this Agreement and (B) waive their rights under Section 3.1 of the Old Investor Rights Agreement with respect to the sale of shares of Series C Preferred.
          7.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding Shares representing at least 66 2/3% of the voting power of all Shares then held by Purchasers; provided, however, Exhibit B may be amended by the Company from time to time to add additional Common Stockholders upon the designation of the Board of Directors including a majority of the Investor Directors, without the consent of the other parties hereto. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Qualified

Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with any Company, purchase securities in such transaction). Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding this Section 7.6, the rights of first refusal established by Section 3 hereof may be amended, or any provision waived with respect to a particular transaction, with the written consent of the Company and the Qualified Purchasers holding two-thirds (2/3) of the Registrable Shares held by all Qualified Purchasers; provided, however, that notwithstanding any such waiver, in the event that a Purchaser actually purchases Offered Securities in any such transaction, then each other Qualified Purchaser shall be permitted to participate on a pro rata basis based on the other Qualified Purchaser purchasing the largest portion of such Qualified Purchaser’s pro rata share.
          7.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          7.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
          7.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
[Remainder of Page Intentionally Left Blank]

     Executed as of the date first written above.

COMPANY:

ADNEXUS THERAPEUTICS, INC.

By:	/s/ John D. Mendlein

John D. Mendlein
President and Chief Executive Officer

PURCHASERS:

HBM BIOVENTURES (CAYMAN) LTD.

By:	/s/ John Arnold

John Arnold
Chairman and Managing Director

VENROCK ASSOCIATES IV, L.P.

By its General Partner, Venrock Management IV, LLC

VENROCK PARTNERS, L.P.

By its General Partner, Venrock Partners Management, LLC

VENROCK ENTREPRENEURS FUND IV, L.P.

By its General Partner, VEF Management IV, LLC

By:	/s/ Anders Hove

Name: Anders Hove
Title: Member
Signature Page to Second Amended and Restated Investor Rights Agreement

FLAGSHIP VENTURES

APPLIED GENOMIC TECHNOLOGY
CAPITAL FUND, L.P.
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.

By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan

Name:	Noubar B. Afeyan
Title:	President

FLAGSHIP VENTURES

NEWCOGEN GROUP LLC
NEWCOGEN EQUITY INVESTORS LLC
NEWCOGEN-PE LLC
NEWCOGEN-ELAN LLC
ST NEWCOGEN LLC
NEWCOGEN – LONG REIGN HOLDING LLC

Each by its Manager, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan

Name:	Noubar Afeyan
Title:	President

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.
its general partner

By:	/s/ William E. Bilodeau

Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS
ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.
its general partner

By:	/s/ William E. Bilodeau

Name:	William E. Bilodeau
Title:	Attorney-in-fact

ATLAS VENTURE FUND V, L.P.
ATLAS VENTURE PARALLEL FUND V-A, C.V.
ATLAS VENTURE ENTREPRENEURS’ FUND V, L.P.

By:	Atlas Venture Associates V, L.P.
their general partner

By:	Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Jeanne Larkin Henry

Name:

Title:	Vice President

ATLAS VENTURE FUND VI, L.P.
ATLAS VENTURE ENTREPRENEURS’ FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
their general partner

By:	Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Jeanne Larkin Henry

Name:

Title:	Vice President

ATLAS VENTURE FUND VI GMBH & CO. KG

By:	Atlas Venture Associates VI, L.P.
its managing limited partner

By:	Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Jeanne Larkin Henry

Name:

Title:	Vice President

/s/ Frank Lee

Frank Lee

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

COMMON STOCKHOLDERS:

/s/ Frank Lee

Frank Lee

Gordon Wong

Patrick Gage

Steven Benkovic

EXHIBIT A
List of Purchasers
Name and Address
Venrock Associates
30 Rockefeller Plaza
Suite 5508
New York, NY 10112-0256
Flagship Ventures:
Applied Genomic Technology
Capital Fund, L.P.
AGTC Advisors Fund, L.P.
NewcoGen Group LLC
NewcoGen Equity Investors LLC
NewcoGen PE LLC
NewcoGen Elan LLC
ST NewcoGen LLC
NewcoGen Long Reign Holding LLC
150 Cambridge Park Drive
10th Floor
Cambridge, MA 02140
Polaris Venture Partners IV, L.P.
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.
1000 Winter Street
Suite 3350
Waltham, MA 02451
Atlas Venture Fund V, L.P.
Atlas Venture Parallel Fund V-A, C.V.
Atlas Venture Entrepreneurs’ Fund V, L.P.
Atlas Venture Fund VI, L.P.
Atlas Venture Entrepreneurs’ Fund VI, L.P.
Atlas Venture Fund VI GmbH & Co. KG
890 Winter Street
Suite 320
Waltham, MA 02451
General Electric Capital Corporation
401 Merritt 7, Suite 23
Norwalk, CT 06851-1177

A - 1

Frank Lee
6 Norfolk Road
Chestnut Hill, MA 02467
HBM BioVentures (Cayman) Ltd.
Centennial Towers, 3rd Floor
2454 West Bay Road
Grand Cayman, Cayman Islands

B - 1

EXHIBIT B
Common Stockholders
Frank Lee
6 Norfolk Road
Chestnut Hill, MA 02467
Gordon Wong
134 Clinton Road
Brookline, MA 02445
Patrick Gage
340 Baintree Road
Rosemont, PA 19010
Steven Benkovic
771 Teaberry Lane
State College, PA 16803e

B - 1

ADNEXUS THERAPEUTICS, INC.
AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS
AGREEMENT
     This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (“Amendment”), dated as of August 13, 2007, amends that certain Second Amended and Restated Investor Rights Agreement (“Agreement”), dated as of July 11, 2007, by and among Adnexus Therapeutics, Inc., a Delaware corporation (the “Company”), the Purchasers (as defined therein), the Common Stockholders (as defined therein), General Electric Capital Corporation (“GE”) and Comerica Bank. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.
     WHEREAS, prior to the date hereof, the Company and the Purchasers entered into a Series C Convertible Preferred Stock Purchase Agreement, dated as of July 11, 2007;
     WHEREAS, prior to the date hereof, the Company and the parties hereto entered into the Agreement;
     WHEREAS, the Company, the Purchasers, GE and Trink Inc. (“Trink”) have entered into an Amendment No. 1 to Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the “Amendment to Purchase Agreement”);
     WHEREAS, as a condition precedent to the sale of shares of the Company’s Series C Convertible Preferred Stock, $.001 par value per share (“Series C Preferred Stock”), pursuant to the Amendment to Purchase Agreement, GE and Trink have required that the Agreement be amended in the manner set forth below; and
     WHEREAS, pursuant to Section 7.6 of the Agreement, any amendment of the Agreement requires the written consent of the Company and Purchasers holding Shares representing at least 66 2/3% of the voting power of all Shares then held by Purchasers.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the consummation of the purchase and sale of shares of Series C Preferred Stock pursuant to the Amendment to Purchase Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GE, Trink and the other parties hereto, representing at least 66 2/3% of the voting power of all Shares held by Purchasers, agree as follows:
     1. The Agreement is hereby amended such that Trink shall be a party to the Agreement as a Purchaser thereunder.
     2. The definition of “Purchase Agreement” contained in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
          “Purchase Agreement” means the Series C Convertible Preferred Stock Purchase Agreement, dated as of July 11, 2007, between the Company and the Purchasers, as amended from time to time.

     3. The definition of “Series C Purchaser” contained in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
          “Series C Purchaser” means an individual or entity who purchases shares of Series C Preferred pursuant to the Purchase Agreement.
     4. The Company and the undersigned Qualified Purchasers holding two-thirds of the Registerable Shares held by all Qualified Purchasers hereby waive, on behalf of all Qualified Purchasers, their rights under Section 3 of the Agreement with respect to the sale of shares of Series C Preferred Stock pursuant to the Amendment to Purchase Agreement.
     5. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
     6. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document.
     7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as an instrument under seal as of the date first above written.

COMPANY: ADNEXUS THERAPEUTICS, INC.
By:	/s/ John D. Mendlein
John D. Mendlein
President and Chief Executive Officer

Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement

PURCHASERS: HBM BIOVENTURES (CAYMAN) LTD.
By:	/s/ John Arnold
John Arnold
Chairman and Managing Director

VENROCK ASSOCIATES IV, L.P. By its General Partner, Venrock Management IV, LLC VENROCK PARTNERS, L.P. By its General Partner, Venrock Partners Management, LLC

VENROCK ENTREPRENEURS FUND IV, L.P. By its General Partner, VEF Management IV, LLC
By:	/s/ Anders Hove
	Name:	Anders Hove
	Title:	Member

Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement

FLAGSHIP VENTURES

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.

By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	President

FLAGSHIP VENTURES

NEWCOGEN GROUP LLC
NEWCOGEN EQUITY INVESTORS LLC
NEWCOGEN-PE LLC
NEWCOGEN-ELAN LLC
ST NEWCOGEN LLC
NEWCOGEN – LONG REIGN HOLDING LLC

Each by its Manager, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Name:	Noubar Afeyan
Title:	President
Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement

POLARIS VENTURE PARTNERS IV, L.P.

By: Polaris Venture Management Co. IV, L.L.C.
its general partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By: Polaris Venture Management Co. IV, L.L.C.
its general partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact
Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement

ATLAS VENTURE FUND V, L.P.
ATLAS VENTURE PARALLEL FUND V-A, C.V.
ATLAS VENTURE ENTREPRENEURS’ FUND V, L.P.

By: Atlas Venture Associates V, L.P.
their general partner

By: Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Jean Francois Formela
Name:
Title:

ATLAS VENTURE FUND VI, L.P.
ATLAS VENTURE ENTREPRENEURS’ FUND VI, L.P.

By: Atlas Venture Associates VI, L.P.
their general partner

By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Jean Francois Formela
Name:
Title:

ATLAS VENTURE FUND VI GMBH & CO. KG

By: Atlas Venture Associates VI, L.P.
its managing limited partner

By: Atlas Venture Associates VI, Inc.
its general partner

By:	/s/ Jean Francois Formela
Name:
Title:
Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement

/s/ Frank Lee

Frank Lee

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

TRINK INC.

By:	/s/ Timothy Rink
Name:
Title:

COMMON STOCKHOLDERS:

/s/ Frank Lee

Frank Lee

Gordon Wong

Patrick Gage

Steven Benkovic
Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement